UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 28, 2008

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

མ࿠Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

མ࿠Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

མ࿠Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

མ࿠Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

1.  Employment Agreements with Senior Executives

On August 28, 2008, the Compensation Committee of the Board of Directors of Southern Union Company (the "Company") approved Employment Agreements (each an "Agreement", collectively the “Agreements”) between certain senior executive officers (individually a “Senior Executive”, collectively the "Senior Executives") and the Company. The Senior Executives receiving Agreements are George L. Lindemann, the Company's Chairman and Chief Executive Officer, Eric D. Herschmann, the Company's President and Chief Operating Officer, Robert O. Bond, the Company's Senior Vice President - Pipeline Operations and President and Chief Operating Officer of its Panhandle Eastern Pipe Line Company, L.P. subsidiary, Richard N. Marshall, the Company's Senior Vice President and Chief Financial Officer, and Monica M. Gaudiosi, the Company's Senior Vice President and General Counsel.

Each Agreement is effective immediately and continues for a three (3) year term with successive one (1) year  renewals, subject to non-renewal by either party.  The Agreements provide for base salaries for each of the Senior Executives, which base salaries at the commencement of the Agreements shall be the same as the base salaries approved for each of the Senior Executives by the Compensation Committee as part of its 2008 compensation review and disclosed in the Company's proxy statement filed with the Securities and Exchange Commission ("SEC") on April 7, 2008 (the "2008 Proxy Statement").  The Agreements provide that the Senior Executive's base salary shall not be reduced during the term of the applicable Agreement.

In addition, the Agreements also provide for the payment of annual cash incentive bonus awards under the Company's annual incentive plans at a level consistent with, but not less than, the target percentages approved by the Compensation Committee as part of its 2008 compensation review and disclosed in the 2008 Proxy Statement.  The Agreements provide that, to the extent equity awards are approved for officers of the Company, the Senior Executives shall participate in such awards at levels commensurate with the equity awards granted in December 2007 under the Company's equity award plan and disclosed in the 2008 Proxy Statement, or otherwise consistent with the level, type and terms of such equity awards to other officers of the Company.

If the employment of any of the Senior Executives is terminated other than for cause (as defined in the Agreements) by the Company or for good reason (as defined in the Agreements) by a Senior Executive, the Company, in addition to certain other benefits described in the Agreement, will make a lump sum cash severance payment to the Senior Executive equal to a multiple of the Senior Executive's annual base salary and annual incentive bonus.  Under the terms of the Agreements, the annual bonus amount shall be the higher of (i) the Senior Executive’s target bonus for the year in which such termination occurs or (ii) the average bonus received by the Senior Executive during the three fiscal years of the Company then ended.  Messrs Lindemann and Herschmann would receive a severance payment at a 3x multiple while Messrs. Bond and Marshall and Ms. Gaudiosi would each receive a 2x multiple. In the event of termination of employment by the Company other than for cause or for good reason by the Senior Executive in the context of a change in control (as defined in the Agreements), the Senior Executive would be entitled to full vesting of outstanding equity incentive compensation awards (to the extent not already vested pursuant to the Company's stock and incentive plans) and to certain gross-up payments in respect of excise taxes, if any, imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.  Under the terms of the Agreements, payments by the Company to any Senior Executive in connection with termination of employment would generally be conditioned upon delivery of a release of claims against the Company.

The Agreements also contain certain non-competition, non-solicitation and confidentiality provisions.

The foregoing description of the Agreements does not purport to be a complete summary of the Agreements and is qualified in its entirety by reference to the full text of the form of the Agreements attached as Exhibit 10.1 hereto.

2.  Change in Control Severance Agreements with Executives

On August 28, 2008, the Compensation Committee of the Board of Directors of the Company approved Change in Control Severance Agreements (each a "Control Agreement", collectively the “Control Agreements”) between approximately twenty officers (individually an “Executive”, collectively the "Executives") and the Company, including George E. Aldrich, the Company’s Vice President, Controller and Chief Accounting Officer.

Each of the Control Agreements is effective immediately and shall continue in effect until the Company shall have given three (3) years’ written notice of cancellation; provided, that, notwithstanding the delivery of any such notice, the Control Agreement shall continue in effect for a period of two (2) years after a change in control (as defined in the Control Agreements).  The Control Agreements provide for a double trigger requiring both a change in control and a termination of employment other than for cause by the Company or for good reason by the Executive.

In addition to certain other benefits described in the Control Agreements, upon a qualifying termination of employment of any of the Executives within two (2) years of a change in control, the Company will make a lump sum cash severance payment to the Executive equal to a multiple (ranging from 1.5x to 1x) of the Executive's annual base salary and annual bonus. Under the terms of the Control Agreements, the annual base salary shall be the highest annual rate of base salary of the Executive during the 36-month period immediately prior to the date of termination and the annual bonus amount shall be the higher of (i) the Executive’s target bonus for the year in which such termination occurs or (ii) the average bonus received by the Executive during the three fiscal years of the Company then ended.  Mr. Aldrich will be entitled to a 1.5x multiple. Moreover, upon a qualifying termination of employment of any of the Executives within two years of a change in control, the Executive's outstanding equity incentive compensation awards would fully vest (to the extent not already vested pursuant to the Company's stock and incentive plans).

Under the terms of the Control Agreements, payments by the Company to any of the Executives in connection with termination of employment as a result of a change in control would generally be conditioned upon the delivery of a  release of claims against the Company.

The foregoing description of the Control Agreements does not purport to be a complete summary of the Control Agreements and is qualified in its entirety by reference to the full text of the form of Control Agreement attached as Exhibit 10.2 hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1 10.2	Form of Employment Agreement between the Company and the Senior Executives. Form of Change in Control Severance Agreement between the Company and the Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: August 28, 2008	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

Exhibit Index
Exhibit No.	Description

10.1 10.2	Form of Employment Agreement between the Company and the Senior Executives. Form of Change in Control Severance Agreement between the Company and the Executives.